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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549



                                   FORM 8-K

                                CURRENT REPORT



    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                         Date of Report:  July 7, 2000



                         MORRISON KNUDSEN CORPORATION

                        Commission File Number 1-12054



                            A Delaware corporation

                  IRS Employer Identification No. 35-0565601



                  MORRISON KNUDSEN PLAZA, BOISE, IDAHO 83729

                                 208/386-5000

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Item 2.  Acquisition or Disposition of Assets.

     General. On July 7, 2000 (the "Closing Date"), pursuant to a Stock Purchase Agreement, dated as of April 14, 2000 (the "Stock Purchase Agreement"), among Raytheon Company ("Raytheon"), Raytheon Engineers & Constructors International, Inc., a wholly owned subsidiary of Raytheon ("RECI" and, together with Raytheon, the "Sellers"), and Morrison Knudsen Corporation (the "Corporation"), the Corporation purchased the capital stock of the subsidiaries of RECI (the "RECI Subsidiaries") and certain other assets of RECI (the "Acquired RECI Assets") and assumed certain liabilities of RECI. Prior to such purchase (the "Acquisition"), RECI provided engineering, design, procurement, construction, operation, maintenance and other services on a world-wide basis. The term "Purchased Business" or "REC" refers to the capital stock of the RECI Subsidiaries and the Acquired RECI Assets. The Stock Purchase Agreement is filed as Exhibit 2.1 to this current report on Form 8-K and incorporated herein by this reference.

     On July 7, 2000, the Corporation issued a press release announcing the completion of the Acquisition. A copy of the press release is filed as Exhibit
99.1 to this current report on Form 8-K and incorporated herein by this reference.

     The Acquisition. The purchase price and other terms of the Acquisition were determined by arm's-length negotiations between the Corporation and the other parties to the Stock Purchase Agreement. The cash purchase price paid at the closing of the Acquisition ("Closing") for the capital stock and other assets purchased was $53.0 million, together with the assumption of net liabilities of approximately $450.0 million. The cash purchase price paid at Closing was calculated based upon the estimated amount of the April 30, 2000 Adjusted Non-Current Net Assets and Adjusted Net Working Capital (as such terms are defined in the Stock Purchase Agreement) acquired by the Corporation. The respective amounts of Adjusted Non-Current Net Assets and Adjusted Net Working Capital are subject to post-Closing finalization and related adjustments to the price paid at Closing. In addition, if the net amount of cash advanced or paid by the Sellers for the use or benefit of the Purchased Business between April 30, 2000 and Closing is greater than or less than the amount of cash transferred by the Purchased Business for the use or benefit of the Sellers during such period, the Corporation will pay the Sellers an amount equal to such excess or the Sellers will pay the Corporation an amount equal to such deficiency, as applicable.

     The Stock Purchase Agreement provided that RECI would retain all non-restricted cash and cash equivalents held by RECI and the RECI Subsidiaries as of the close of business on April 30, 2000 ("Cut-Off Date Cash Balances"). At Closing, for purposes of administrative convenience, the RECI Subsidiaries retained all cash held by them and the Company paid to the Sellers approximately $30.8 million, which amount is subject to post-Closing verification by the Company and adjustment in the event such amount is not equal to the Cut-Off Date Cash Balances held by RECI Subsidiaries.

     RECI retained, among other assets, all of RECI's interest in and rights with respect to specified contracts. In addition, with respect to four specified construction projects, the Stock Purchase Agreement contemplated that the contracts relating to such projects would be transferred to RECI and the Sellers and the RECI Subsidiaries party thereto would enter into subcontracts pursuant to which the RECI Subsidiaries would perform, on a cost-reimbursed basis, all of RECI's obligations under such contracts. Because the customer consents required to transfer such contracts to RECI had not been received as of Closing, such RECI Subsidiaries remain the contract party and continue to be directly obligated to the customers and other third parties under the contracts relating to such four projects. However, at Closing, the Corporation, the Sellers and certain of the RECI Subsidiaries entered into agreements intended to transfer the benefits and burdens of such contracts to the Sellers, to make the Sellers the real parties in interest with respect to those contracts and to otherwise effect the arrangements contemplated by the Stock Purchase Agreement. Under the agreements entered into at Closing, the Corporation has agreed to cause the RECI Subsidiaries to complete the four specified projects for the Sellers' account following Closing, and the Sellers have agreed to reimburse the costs incurred by the Corporation and the RECI Subsidiaries in doing so and to share equally with the Corporation any positive variance between actual costs and estimated costs. The Sellers have agreed to indemnify the Corporation against any losses, claims or liabilities under the contracts relating to such projects, except losses, claims or liabilities resulting from the gross negligence or willful misconduct of the Corporation (against which the Corporation will indemnify the Sellers).

     The Corporation intends to continue to use the property and equipment of the RECI Subsidiaries and the Acquired RECI Assets as they were used by the Sellers in the conduct of the Purchased Business. The Corporation estimates approximately $25.0 million will be spent for systems integration over the next three years.

     Acquisition Financing. In order to finance the Acquisition, refinance the Corporation's existing bank credit facilities, fund working capital requirements and pay related fees and expenses, the Corporation (i) obtained new senior secured credit facilities with Credit Suisse First Boston, New York branch, as the sole administrative agent, book manager and lead arranger, Bank of Montreal, as exclusive syndication agent, and Bank of America, N.A. and U.S. Bank National Association, as co-documentation agents, providing for an aggregate of $1.0 billion of term

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loans and revolving borrowing capacity (the "New Credit Facilities") and (ii)
issued and sold $300.0 million aggregate principal amount of 11% Senior Notes due July 1, 2010 (the "Senior Notes"). The terms of the New Credit Facilities and the Senior Notes are briefly summarized below.


New Credit Facilities.......  The New Credit Facilities provide for, on the terms and subject to the conditions thereof, (i)
                              two senior secured term loan facilities in an
                              aggregate principal amount of up to $500.0 million
                              (including a multi-draw Tranche A term loan
                              facility in an aggregate principal amount of
                              $100.0 million that will mature five years after
                              Closing and a Tranche B term loan facility in an
                              aggregate principal amount of $400.0 million that
                              will mature seven years after Closing) and (ii) a
                              five-year senior secured revolving credit facility
                              in an aggregate principal amount of up to $500.0
                              million, all of which will also be available in
                              the form of letters of credit. The credit
                              agreement under which the New Credit Facilities
                              were made available contains affirmative, negative
                              and financial covenants and specifies events of
                              default which are typical for a credit agreement
                              governing credit facilities of the size, type and
                              tenor of the New Credit Facilities. This summary
                              of the New Credit Facilities is qualified in its
                              entirety by reference to the credit agreement, a
                              copy of which is filed as Exhibit 10.1 to this
                              current report on Form 8-K and incorporated herein
                              by this reference.


Senior Notes................  The Senior Notes are unsecured senior obligations of the Corporation that mature on July 1, 2010.
                              Interest on the Senior Notes accrues at the rate
                              of 11% per annum and is payable semiannually in
                              arrears on January 1 and July 1, commencing
                              January 1, 2001. The Senior Notes rank equally
                              with the Corporation's existing and future senior
                              unsecured indebtedness. The Senior Notes
                              effectively rank junior to all of the
                              Corporation's secured indebtedness and to all
                              liabilities of the subsidiaries of the Corporation
                              that are not guarantors of the Senior Notes. The
                              Senior Notes rank senior to any future
                              subordinated indebtedness of the Corporation. The
                              Senior Notes are guaranteed on a senior basis by
                              certain subsidiaries of the Corporation (the
                              "Subsidiary Guarantors"). The indenture, dated as
                              of July 1, 2000 (the "Indenture"), between the
                              Corporation and United States Trust Company of New
                              York, as trustee, under which the Senior Notes
                              were issued contains affirmative, restrictive and
                              financial covenants and specifies events of
                              default which are typical for an indenture
                              governing an issue of high-yield senior unsecured
                              notes. The Senior Notes were sold to Credit Suisse
                              First Boston Corporation ("CSFB"), BMO Nesbitt
                              Burns Corp. ("BMO Nesbitt Burns") and U.S.
                              Bancorp Libra, a division of U.S. Bancorp
                              Investments Inc. ("U.S. Bancorp Libra"), as the
                              initial purchasers, pursuant to a purchase
                              agreement, dated as of June 28, 2000, as amended
                              (the "Purchase Agreement"), among the Corporation,
                              the Subsidiary Guarantors, CSFB, BMO Nesbitt Burns
                              and U.S. Bancorp Libra. The Senior Notes are
                              subject to registration with the Securities and
                              Exchange Commission on the terms and subject to
                              the conditions of a registration rights agreement,
                              dated June 28, 2000, as amended (the "Registration
                              Rights Agreement"), among the Corporation, the
                              Subsidiary Guarantors, CSFB, BMO Nesbitt Burns,
                              and U.S. Bancorp Libra. This summary of the Senior
                              Notes is qualified in its entirety by reference
                              to the Indenture, the Purchase Agreement and the
                              Registration Rights Agreement, copies of which
                              are filed as Exhibit 4.1, Exhibit 1.1 and Exhibit
                              10.2, respectively, to this current report on Form
                              8-K and incorporated herein by this reference.

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     Sources and Uses.  The following table sets forth the sources and uses of funds in connection with the Acquisition (in millions).

Sources:
Revolving credit facilities(1).................................    $   --
Bank Term Loan A(2)............................................        --
Bank Term Loan B...............................................     400.0
Senior Notes...................................................     300.0
                                                                   ------
     Total Sources.............................................    $700.0
                                                                   ======
Uses:

Cash consideration for the Purchased Business..................    $ 53.0
Payment for Cut-Off Date Cash Balances.........................      30.8
Fund working capital(3)........................................     481.0
Refinance existing bank indebtedness...........................      96.5
Fees, expenses and discount on Senior Notes ...................      38.7
                                                                   ------
      Total Uses...............................................    $700.0
                                                                   ======
-----------

(1) Total commitment of $500.0 million. The Corporation expects to issue approximately $350.0 million in letters of credit to replace outstanding letters of credit of the Corporation and the Purchased Business. The letters of credit are primarily performance letters of credit.
(2)  Total commitment of $100.0 million.
(3) Approximately $250.0 million will be used to fund customer advance payments as projects are performed, approximately $200.0 million will be used to replace proceeds from the sale of accounts receivable by the Purchased Business, which proceeds were retained by Raytheon, and approximately $31.0 million will be used for general corporate purposes.

Item 5.  Other Matters.

     In June 2000, the Corporation's Board of Directors approved a reduction in the number of members of the Board to seven, effective as of Closing. The reduction followed the resignation from the Board of Directors of Thomas H. Zarges who wishes to devote his attentions to his duties as President and Chief Executive Officer of the Industrial/Process operating unit. Mr. Zarges will continue as an Executive Vice President of the Corporation.

     In addition, the Board of Directors approved, effective as of Closing, the elections of David L. Myers and Robert C. Wiesel as Executive Vice Presidents of the Corporation, in addition to their positions as President of the Corporation's Power operating unit and President of its Petroleum & Chemicals operating unit, respectively.

     The Board of Directors also approved the change of the Corporation's name to "Washington Group International, Inc.," subject to stockholder approval. The Corporation expects to present the name change for stockholder approval at a special meeting to be held for such purpose in September or October, 2000. Assuming stockholder approval, the name change will become effective upon the filing of a certificate of amendment to the Corporation's certificate of incorporation with the Delaware Secretary of State. In the meantime, the Corporation intends to operate under the name "Washington Group" to the fullest extent permitted by law.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     (a) Financial Statements of Business Acquired. The financial statements and accountants' report required to be filed by Item 7(a) of Form 8-K are filed as Exhibit 99.2 to this current report on Form 8-K and incorporated herein by this reference.

     (b) Pro Forma Financial Information. The pro forma financial information required to be filed by Item 7(b) of Form 8-K is filed as Exhibit 99.3 to this current report on Form 8-K and incorporated herein by this reference.

     (c)  Exhibits.

           1.1 Purchase Agreement, dated as of June 28, 2000, as amended, among the Corporation, the Subsidiary Guarantors, CSFB, BMO Nesbitt Burns and U.S. Bancorp Libra

           2.1 Stock Purchase Agreement, dated as of April 14, 2000, among the Corporation, Raytheon and RECI (incorporated herein by reference to Exhibit 2 to the Corporation's Quarterly Report on Form 10-Q for the quarter ended March 3, 2000)

           4.1 Indenture, dated as of July 1, 2000, between the Corporation and United States Trust Company of New York, as Trustee

          10.1 Credit Agreement, dated as of July 7, 2000, among the Corporation, the lenders named therein, Credit Suisse First Boston, New York branch, as administrative agent, collateral agent and an issuing bank and as arranger, Bank of Montreal, as syndication agent, and Bank of America, N.A. and U.S. Bank National Association, as documentation agents

          10.2 Registration Rights Agreement, dated as of June 28, 2000, as amended, among the Corporation, the Subsidiary Guarantors, CSFB, BMO Nesbitt Burns and U.S. Bancorp Libra

          23   Consent of Independent Accountants

          99.1 Press release, dated July 7, 2000, issued by the Corporation


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

          99.2 Audited consolidated balance sheets of RECI at December 31, 1999 and 1998, and related consolidated statements of operations, parent company investment and cash flows for each of the three years ended December 31, 1997, 1998 and 1999, and unaudited consolidated balance sheets of RECI at April 4, 1999, December 31, 1999 and April 2,
                             2000, and related consolidated statements of operations, parent company investment and cash flows for the three months ended April 4, 1999 and April 2, 2000

          99.3               Unaudited pro forma condensed combined statements
                             of operations of the Corporation for the year ended
                             December 3, 1999 and the quarter ended March 3,
                             2000, and unaudited pro forma condensed combined
                             balance sheet of the Corporation as of March 3,
                             2000

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                                   Signature
                                   ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    MORRISON KNUDSEN CORPORATION



                                    By:  /s/ Craig G. Taylor
                                         --------------------
                                         Craig G. Taylor
                                         Secretary

July 13, 2000

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                                 Index to Exhibits
                                 -----------------


Exhibit
No.         Exhibit
-------     -------

  1.1 Purchase Agreement, dated as of June 28, 2000, as amended, among the Corporation, the Subsidiary Guarantors, CSFB, BMO Nesbitt Burns and
            U.S. Bancorp Libra

  2.1       Stock Purchase Agreement, dated as of April 14, 2000, among the
            Corporation, Raytheon and RECI (incorporated herein by reference to Exhibit 2 to the Corporation's Quarterly Report on Form 10-Q for the quarter ended March 3, 2000)

  4.1 Indenture, dated as of July 1, 2000, between the Corporation and United States Trust Company of New York, as Trustee

 10.1 Credit Agreement, dated as of July 7, 2000, among the Corporation, the lenders named therein, Credit Suisse First Boston, New York branch, as administrative agent, collateral agent and an issuing bank and as arranger, Bank of Montreal, as syndication agent, and Bank of America, N.A. and U.S. Bank National Association, as documentation agents

 10.2 Registration Rights Agreement, dated as of June 28, 2000, as amended, among the Corporation, the Subsidiary Guarantors, CSFB, BMO
            Nesbitt Burns and U.S. Bancorp Libra

 23         Consent of Independent Accountants

 99.1       Press release, dated July 7, 2000, issued by the Corporation

 99.2 Audited consolidated balance sheets of RECI at December 31, 1999 and 1998, and related consolidated statements of operations, parent company investment and cash flows for each of the three years ended
            December 31, 1997, 1998 and 1999, and unaudited consolidated balance sheets of RECI at April 4, 1999, December 31, 1999 and April 2,
            2000, and related consolidated statements of operations, parent company investment and cash flows for the three months ended April
            4, 1999 and April 2, 2000

 99.3 Unaudited pro forma condensed combined statements of operations of the Corporation for the year ended December 3, 1999 and the quarter ended March 3, 2000, and unaudited pro forma condensed combined balance sheet of the Corporation as of March 3, 2000


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